Exhibit 10.1

FORM OF
SUBSCRIPTION AGREEMENT
Private Placement of Series A Preferred Stock

THIS SUBSCRIPTION AGREEMENT (“Agreement”) is made and entered into by and between Tri-Valley Corporation, a Delaware corporation (“Company”), and G. Thomas Gamble (“Purchaser”), effective as of September 30, 2010 (the “Subscription Date”).

RECITALS

WHEREAS, the Company is indebted to the Purchaser in the amount of $3,550,000, resulting from the purchase of $2,700,000 of membership interests in Great Valley Production Services, LLC, from the Purchaser and a prior advance of $850,000 (together, the membership interest purchase obligation and the prior advance are called the “Obligations”) , the Company is offering shares of Series A Preferred Stock bearing the rights and preferences outlined in the Certificate of Designation of Series A Preferred Stock that is attached as Exhibit A; and

WHEREAS, the Purchaser desires to purchase and the Company desires to offer and sell to the Purchaser 355,000 shares of Series A Preferred Stock (the “Stock”) in exchange for and release of obligations to the Company to the Purchaser of $3,550,000;

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
EXCHANGE OF SHARES; RELEASE

1.1           Sale of Units.  The Company will issue to the Purchaser the Stock in exchange for and settlement of the Obligations.

1.2           Release.  In exchange for and complete settlement of the issuance of the Stock to the Purchaser, the Purchaser hereby releases and forever discharges The Company and its, successors, assigns, administrators, agents, attorneys and legal representatives from all claims, demands, damages, actions, causes of action, including but not limited to tort or contract, statute, regulation, common law, or suits in equity, or suits of any kind or nature, asserted or which could have been asserted, whether known or unknown on this date, for or because of any matter or thing done, omitted, or suffered to be done in any way directly or indirectly arising out of the Obligations.  This Release does not extend to any future acts, business dealings, or contractual relationships among or between the parties.

ARTICLE 2
CLOSING; DELIVERY

2.1           Closing.  The closing (“Closing”) of the purchase and sale of the Units to the Purchaser hereunder shall be held at the Company’s offices at 4550 California Blvd., Suite 600, Bakersfield,

California 93309, on the Subscription Date, or at such other time and place as the Company and the Purchaser mutually agree upon.

2.2   Delivery.  At the Closing, the Company shall execute and deliver to Purchaser this Agreement and a certificate evidencing Stock.  Purchaser shall execute and deliver to the Company this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company with respect to this Agreement as follows:

3.1           Power.  The Purchaser has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

3.2           Authorization.  The execution, delivery, and performance of this Agreement by the Purchaser has been duly authorized by all requisite action, and this Agreement constitutes the legal, valid, and binding obligation of the Purchaser enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights.

3.3           Purchase for Investment Only.  The Purchaser is purchasing the Stock for the Purchaser’s own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (“Act”).  By executing this Agreement, the Purchaser further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Stock.  The Purchaser understands that the Stock has not been registered under the Act or any applicable state securities laws by reason of a specific exemption therefrom that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

3.4           Receipt of Information.  The Purchaser has had an opportunity to review the Company’s filings under the Securities Exchange Act of 1934 (including risks factors set forth therein).  The Purchaser has received all such information that the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Stock.  The Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to the Purchaser’s inquiries.

3.5           Risk of Investment; Accredited Investor.  The Purchaser realizes that the purchase of the Units and the underlying securities subject thereto will be a highly speculative investment.  The Purchaser is able, without impairing the Purchaser’s financial condition, to hold such securities for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.  The Purchaser understands all of the risks related to the purchase of the Units.  By virtue of the Purchaser’s experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, the Purchaser is capable of evaluating the merits and risks of the Purchaser’s investment in the Company and has the capacity to protect the Purchaser’s own interests.  Furthermore, the Purchaser qualifies as an “accredited investor” as defined in Rule 501(a) of Regulation D under the Act because, among other things, the Purchaser is a director of the Company.

3.6           Advisors.  The Purchaser has reviewed with its own tax advisors the federal, state, and local tax consequences of an investment in the Units and the transactions contemplated by this

Agreement.  The Purchaser acknowledges that it has had the opportunity to review this Agreement with the Purchaser’s own legal counsel.  The Purchaser is relying solely on its legal counsel and tax advisors and not on any statements or representations of the Company or any of the Company’s agents for legal or tax advice with respect to this investment or the transactions contemplated by this Agreement.

3.7           Finder.  The Purchaser is not obligated and will not be obligated to pay any broker commission, finders’ fee, success fee, or commission in connection with the transactions contemplated by this Agreement.

3.8           Restricted Securities.  The Purchaser understands that the Stock must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available.  Moreover, the Purchaser understands that except as set forth in the Registration Rights Agreement, the Company is under no obligation to register the Restricted Securities.  The Purchaser is aware of Rule 144 promulgated under the Act that permits limited resales of securities purchased in a private placement subject to the satisfaction of certain conditions.  The Purchaser understands that all certificates evidencing the Restricted Securities will be imprinted with a legend, which prohibits the transfer of the Restricted Securities unless they are registered or such registration is not required in the opinion of counsel reasonably satisfactory to the Company.

3.9           Legend.  It is understood by the Purchaser that any certificate representing any Restricted Securities and each certificate representing the Shares shall be endorsed with the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT.  THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.”

3.10           Subscription Irrevocable.  Except as otherwise provided under applicable laws, this Agreement is and shall be irrevocable, except that Purchaser shall have no obligation hereunder in the event this Agreement is for any reason rejected or the Offering of the Units is for any reason canceled or terminated prior to the acceptance of this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser with respect to this Agreement as follows:

           4.1           Organization and Qualification. Each of the Company and its Subsidiaries (which for purposes of this Agreement means any "Significant Subsidiary" as such term is defined in Rule 1-02 of Regulation S-X of the 1933 Act) is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

                4.2           Power.  The Company has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.3           Authorization.  The execution, delivery, and performance of this Agreement by the Company has been duly authorized by all requisite action, and this Agreement constitutes the legal, valid, and binding obligation of the Purchaser enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights.

4.4           Finder.  The Company is not obligated and will not be obligated to pay any broker commission, finders’ fee, success fee, or commission in connection with the transactions contemplated by this Agreement.

ARTICLE 5
MISCELLANEOUS

5.1           Survival.  The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale of the Units.

5.2           Assignment; Successors and Assigns.  This Agreement may not be assigned by either party without the prior written consent of the other party.  This Agreement and all provisions thereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns.

5.4           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to rules concerning conflicts of laws.  If any dispute hereunder becomes the subject of litigation, venue for such litigation shall be non-exclusive in the state or federal court(s) of competent jurisdiction in Bakersfield, California.  The parties waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction.

5.5           Severability.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

5.6           Headings.  The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

5.7           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original for all purposes.  Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

5.8           Entire Agreement.  This Agreement embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the Subscription Date.

Tri-Valley Corporation		G. Thomas Gamble
By:	Maston N. Cunningham
Title:	President and Chief Executive Officer